As filed with the Securities and Exchange Commission on July 18, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4610	20-8536826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 South Yale Avenue, Suite 700

Tulsa, Oklahoma 74136

(918) 524-8100

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Kevin L. Foxx

President and Chief Executive Officer

SemGroup Energy Partners G.P., L.L.C.

6120 South Yale Avenue, Suite 700

Tulsa, Oklahoma 74136

(918) 524-8100

(Name, address, including zip code, and telephone number ,including area code, of agent for service)

Copies to:

Douglass M. Rayburn	Michael D. Cooke	David P. Oelman
Joshua Davidson	Hall, Estill, Hardwick, Gable,	Brett E. Braden
Baker Botts L.L.P.	Golden & Nelson, P.C.	Vinson & Elkins L.L.P.
2001 Ross Avenue	320 S. Boston Avenue, Suite 400	1001 Fannin Street, Suite 2300
Dallas, Texas 75201	Tulsa, Oklahoma 74103	Houston, Texas 77002
(214) 953-6500	(918) 594-0400	(713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  No. 333-141196

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Units representing limited partner interests	$316,250,000	$9,709

(1)	Includes common units issuable upon exercise of the underwriters’ over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	Based on the initial public offering price of $22.00 per common unit. The registrant previously paid registration fees of $9,268 under a registration statement on Form S-1, as amended (File No. 333-141196), with respect to common units having a proposed maximum aggregate offering price $301,875,000. The registration fee payable with respect to the additional aggregate offering price of the securities registered hereby is $441. Such amount will be paid promptly in accordance with the rules of the Securities and Exchange Commission.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-1 is being filed to increase the maximum aggregate offering price of common units representing limited partner interests of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the Registration Statement on Form S-1, as amended (File No. 333-141196), initially filed by the Registrant on March 9, 2007 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 17, 2007 (the “Prior Registration Statement”). The opinion of counsel regarding the legality of the securities being registered and a related consent and an accountant’s consent are filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules

All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

(a)	The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	Opinion of Baker Botts L.L.P. relating to tax matters
23.1	Consent of PricewaterhouseCoopers, L.L.P.
23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.3	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
24.1	Powers of Attorney (incorporated by reference to the signature pages of Registration Statement on Form S-1 of the Registrant (File No. 333-141196), filed on May 25, 2007)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 18, 2007.

SEMGROUP ENERGY PARTNERS, L.P.

By:	SemGroup Energy Partners G.P., L.L.C.
Its General Partner

By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 18, 2007.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
Kevin L. Foxx

*	Chief Financial Officer (Principal Financial Officer)
Michael J. Brochetti

/s/ Alex G. Stallings	Chief Accounting Officer (Principal Accounting Officer)
Alex G. Stallings

*	Director
Thomas L. Kivisto

*	Director
Gregory C. Wallace

Director
W. Anderson Bishop

*By:	/s/ Alex G. Stallings
Alex G. Stallings
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	Opinion of Baker Botts L.L.P. relating to tax matters
23.1	Consent of PricewaterhouseCoopers, L.L.P.
23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.3	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
24.1	Powers of Attorney (incorporated by reference to the signature pages of Registration Statement on Form S-1 of the Registrant (File No. 333-141196), filed on May 25, 2007)